Exhibit 10.2


A request for confidential treatment for portions of this exhibit has been filed with the United States Securities and Exchange Commission. The portions for which confidential treatment has been requested have been separately filed with the commission. The mark "Confidential Treatment Requested" has been inserted at all places within this Exhibit where information has been deleted.

                    AMENDMENT TO SALES AND SERVICE AGREEMENT

         This is an Amendment to that certain Authorized Sales and Service Agreement ("Agreement") dated October 1, 1997, by and between Areawide Cellular, Inc. ("AGENT") and Southwestern Bell Mobile Systems, Inc. d/b/a CELLULAR ONE - Chicago ("CELLULAR ONE").

                                   WITNESSETH:

         WHEREAS, AGENT and CELLULAR ONE have entered into the Agreement and may have amended or supplemented such Agreement on one or more occasions to revise the compensation payable to AGENT; and

         WHEREAS, AGENT and CELLULAR ONE desire to amend and replace in its entirety Paragraph 7(b) of the Agreement ("Compensation Schedule") and to amend Exhibit A to the Agreement.

         NOW THEREFORE, in consideration of the premises and other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, AGENT and CELLULAR ONE agree as follows:

1.       TERM

         This Amendment is effective October 1, 1997, and continues in effect until the expiration or other termination of the Agreement (the "Term"). The Compensation and terms and conditions stated herein are subject to change at any time during the Term upon thirty days advance written notice from Cellular One, in the sole discretion of Cellular One. This Amendment (including any notices provided for above) supersedes and replaces the Compensation Schedule and any previous amendments to the Compensation Schedule and will be the sole and exclusive statement of all compensation payable to AGENT under the Agreement.

II.      EXHIBIT A

         Exhibit A to the Agreement is hereby amended to add landline long distance service ("LLD") provided by Southwestern Bell Communications Services - Illinois, Inc., an affiliate of Southwestern Bell Mobile Systems, where available in the Area, to the list of Authorized Services under the Agreement.

III.     COMPENSATION

         A.       CELLULAR RADIO SERVICES

                  1.       COMMISSIONS

         CELLULAR ONE will pay AGENT CRS Commissions determined in accordance with this Paragraph III(A) for each CRS subscriber accepted and activated by CELLULAR ONE who remains an active CRS subscriber for at least [CONFIDENTIAL TREATMENT REQUESTED] continuous days, provided that all requirements listed in Attachment A have been satisfied, all the conditions in the Agreement are satisfied and a properly completed and signed CRS subscriber service contract (the "Subscriber Contract") is received by CELLULAR ONE within twenty (20) days after service activation. The amount of the CRS Commission per CRS subscriber activation is determined by AGENT'S commission tier. The following is the CRS Commission Schedule:

[CONFIDENTIAL TREATMENT REQUESTED]

* Part II Commissions are only payable on (a) activations of new equipment purchased by Agent from Cellular One and activated by a new Cellular One Subscriber, and (b) line-only activations of new Cellular One Subscribers switching over from any wireless competitor in the Area, other than Subscribers who have been active on Cellular One's network through a reseller.

         A [CONFIDENTIAL TREATMENT REQUESTED] incentive payment applies to all new CRS activations on a three year contract.

[CONFIDENTIAL TREATMENT REQUESTED]

** All activations of new cellular lines, pagers, landline long distance lines, and Debit Cards in a month are included for purposes of initially determining the number of Total Activations Per Month. The Additional CRS Compensation, however, is paid only on new cellular lines activated in that month, subject to applicable chargebacks.

         For any CRS subscriber that does not remain active for at least [CONFIDENTIAL TREATMENT REQUESTED] consecutive days after activation, i.e., fails to "Vest," the Part I CRS Commission and any applicable Additional Compensation paid with respect to such subscriber will be charged back against subsequent Commission, Residual, or other payments due AGENT, or will be invoiced to AGENT. In addition, the Part II (b) Commissions [on the switchovers described above] will be charged back against subsequent Commission, Residual, or other payments due Agent, or will be invoiced to Agent. If a CRS subscriber does Vest (as defined above) but such subscriber does not remain active at the commission tier originally paid (as herein defined) for at least one hundred eighty (180) consecutive days, then the difference between the Part I CRS Commission for the original tier and the Part I CRS Commission for the tier active at the [CONFIDENTIAL TREATMENT REQUESTED] vesting requirement will be charged back against subsequent Commission, Residual, or other payments due AGENT, or will be invoiced to AGENT.

         The CRS Commission Tiers referred to above are defined as follows:

[CONFIDENTIAL TREATMENT REQUESTED]

If CELLULAR ONE announces a new retail rate plan which CELLULAR ONE intends to include in these tiers for purposes of this Amendment, CELLULAR ONE will so notify AGENT within a reasonable time after such announcement. If CELLULAR ONE fails to so notify AGENT then, until notice otherwise, CRS Commissions for such new retail rate plan will be at Tier 1.

         CELLULAR ONE may establish and modify procedures to administer and reconcile the payment of Commissions from time to time and reserves the right to change the Commission Schedule on thirty (30) days notice to AGENT.

         2.       MONTHLY RESIDUAL

         Within forty-five (45) days after the end of each calendar month, or at such other periodic interval as CELLULAR ONE may establish from time to time, CELLULAR ONE will pay AGENT a Monthly Residual as detailed in Paragraph III(A)(1) provided that all requirements listed in Attachment A have been satisfied and all the conditions in the Agreement are satisfied. The Monthly Residual rates set forth herein apply only to new CRS Subscriber activations from and after February 1, 1997 (unless modified pursuant to Paragraph I above), and it is understood and agreed that CRS Subscribers activated on the rate plans included in Tiers 1, 2, and 3 prior to February 1, 1997 will earn Monthly Residuals in accordance with the contract or addendum that was in place between CELLULAR ONE and AGENT immediately preceding the effective date of the Agreement. In addition, it is understood and agreed that the Monthly Residual for an existing Subscriber who activated prior to February 1, 1997 and switches to a different rate plan on or after February 1, 1997 is the Residual rate set forth herein. Monthly Residuals are paid on the total recurring CRS base charges and local airtime charges billed by CELLULAR ONE to AGENT originated Subscribers, provided that:

         (1) CELLULAR ONE reserves the right to establish and modify procedures to govern the specific manner in which these Monthly Residuals are administered, and to modify the periodic intervals for payments by notice to AGENT; and

         (2) CELLULAR ONE - billed ancillary communication services: cellular long distance and paging will receive [CONFIDENTIAL TREATMENT REQUESTED] residual on usage charges; and

         (3) Taxes, alternate long distance provider charges, equipment charges, directory assistance charges, any other third-party charges passed through to subscribers, one-time fees, enhanced feature charges, roamer charges and any charges other than recurring base charges and local airtime charges shall not be included in the computation of Monthly Residuals.

         (4) Residuals do not continue to accrue after expiration or termination of the Agreement, or after a Subscriber has completed an ESN replacement or upgrade through another point of distribution.

         B.       LANDLINE LONG DISTANCE SERVICE (LLD)

                  1.       COMMISSIONS

         CELLULAR ONE will pay AGENT LLD Commissions determined in accordance with this Paragraph III(B) for each LLD subscriber accepted and activated by CELLULAR ONE who remains an active LLD subscriber for at least [CONFIDENTIAL TREATMENT REQUESTED] continuous days, provided that all requirements listed in Attachment A have been satisfied, all the conditions in the Agreement are satisfied and a properly completed and signed Letter of Agency (the "LOA") is received by CELLULAR ONE prior to service activation. The amount of the LLD Commission per LLD subscriber activation is determined by the LLD rate plan upon which the subscriber is activated. The following is the LLD Commission Schedule:

[CONFIDENTIAL TREATMENT REQUESTED]

* All activations of new landline long distance lines are included for purposes of initially determining the number of Total Activations Per Month. The Additional LLD Compensation, however, is paid only on activations on LLD Plans other than the Commercial Volume Plan in that month, subject to applicable chargebacks.

         For any LLD subscriber that does not remain active for at least [CONFIDENTIAL TREATMENT REQUESTED] consecutive days after activation, i.e., fails to "Vest," the LLD Commission and any applicable Additional Compensation paid with respect to such subscriber will be charged back against subsequent Commission, Residual, or other payments due AGENT, or will be invoiced to AGENT. Additional Compensation will be charged back on all LLD activations on which it was paid in a month if, as a result of Subscribers failing to vest, the total number of activations in a month drops below the applicable tier.

         If CELLULAR ONE announces a new LLD rate plan on which it intends to pay Commissions for purposes of this Amendment, CELLULAR ONE will so notify AGENT within a reasonable time after such announcement. If CELLULAR ONE fails to so notify AGENT then, until notice otherwise, LLD Commissions for such new rate plan will be those paid for the flat rated [CONFIDENTIAL TREATMENT REQUESTED] plan.

         CELLULAR ONE may establish and modify procedures to administer and reconcile the payment of Commissions from time to time and reserves the right to change the Commission Schedule on thirty (30) days notice to AGENT.

                  2.       MONTHLY RESIDUAL

         Within forty-five (45) days after the end of each calendar month, or at such other periodic interval as CELLULAR ONE may establish from time to time, CELLULAR ONE will pay AGENT a Monthly Residual as detailed in Paragraph III(B)(1), provided that all requirements listed in Attachment A have been satisfied and all the conditions in the Agreement are satisfied. The Monthly Residual rates set forth herein apply only to new LLD Subscriber activations from and after February 1, 1997, (unless modified pursuant to Paragraph I above), and it is understood and agreed that LLD Subscribers activated prior to February 1, 1997 will earn Monthly Residuals in accordance with the contract or addendum that was in place between CELLULAR ONE and AGENT immediately preceding the effective date of the Agreement. In addition, it is understood and agreed that the Monthly Residual for an existing Subscriber who activated prior to February 1, 1997 and switches to a different rate plan on or after February 1, 1997 is the Residual rate set forth herein. Monthly Residuals are paid on the total recurring LLD base charges, if any, and per minute charges billed by CELLULAR ONE to AGENT originated Subscribers, provided that:

         (1) CELLULAR ONE reserves the right to establish and modify procedures to govern the specific manner in which these Monthly Residuals are administered, and to modify the periodic intervals for payments by notice to AGENT; and

         (2) Taxes, alternate long distance provider charges, equipment charges, directory assistance charges, any other third-party charges passed through to subscribers, one-time fees, enhanced feature charges, and any charges other than recurring base charges and per minute charges shall not be included in the computation of Monthly Residuals.

         [CONFIDENTIAL TREATMENT REQUESTED]

V.       GENERAL

         The term "Subscriber" or "Subscriber activation" refers to each cellular or landline telephone number assigned to a person or company. CELLULAR ONE reserves the right to withhold or apply Commissions, Monthly Residuals, or other payments due AGENT against any past due amount owed to CELLULAR ONE by AGENT. Monthly Residuals will not continue to accrue, and AGENT will not receive any Commissions or Monthly Residuals after expiration or termination of Agreement, except those Commissions or Monthly Residuals that have accrued before such expiration or termination. In addition to any related provisions of the Agreement, an assignment of the Agreement or a transfer of control of, or a sale of substantially all of the assets of, AGENT will be a material breach of the Agreement unless AGENT first obtains CELLULAR ONE's written consent to such a direct or indirect assignment of this Agreement. No course of dealing or failure of CELLULAR ONE to enforce any term, right or condition of this Agreement or any similar agreement with another party shall be construed as a waiver of any such term.


         Dated this 20th day of October, 1997.

SOUTHWESTERN BELL MOBILE                      AREAWIDE CELLULAR, INC.
SYSTEMS, INC.,
d/b/a CELLULAR ONE - CHICAGO

                                              By: /s/ Lance Chody
                                                  ------------------------------
                                                      Lance Chody
                                                      Vice President
By: /s/ Stan Sigman
    ------------------------------
        Stan Sigman
        President and CEO

                     AUTHORIZED SALES & SERVICE REQUIREMENTS

1. Minimum monthly performance requirement calculated as the lesser of (a) 2,000 new lines and ESN Replacements, or (b) a number of new lines and ESN Replacements equal to the product of 150 x number of stores.

2. Maintenance of primary ownership and control in 80% of all cellular locations listed in Exhibit A of the Authorized Sales and Service Agreement.

3. Provide exclusively CELLULAR ONE Local and Long Distance Service, when and where available.

4.       Provide CELLULAR ONE Paging Service on a non-exclusive basis.

5. Participation in all Cellular One - developed customer retention programs.

6. Mandatory sales training provided through Cellular One with participation by all sales personnel.

7. SBC - developed computer system required in all locations when available. Agent is responsible for purchase and maintenance of any necessary hardware and hardware upgrades, software licenses and software upgrades. Requirement will be waived if Agent has comparable system with comparable and compatible functionality.

8. Participation in and compliance with Cellular One's "New Look' Program, as outlined on Attachment B. New Look is required for the following "key locations" and all new locations.

             5 South Route 59                     Aurora             IL   60504
             11 South Lake Street                 Aurora             IL   60506
             803 South Route 59                   Bartlett           IL   60103
             161 North Clark Street               Chicago            IL   60601
             3611 North Western Avenue            Chicago            IL   60618
             10 South LaSalle Street              Chicago            IL   60603
             2320 North Damen Avenue              Chicago            IL   60647
             1 00 1 West North Avenue             Chicago            IL   60622
             1454 East 53rd Street                Chicago            IL   60615
             6301 South Cicero                    Chicago            IL   60629
             4630 South Damen Avenue              Chicago            IL   60609
             3125 South Ashland Avenue            Chicago            IL   60608
             3180 North Broadway                  Chicago            IL   60657
             93 East Three Oaks Road, Suite H     Crystal Lake       IL   60014
             2950 Finley Road                     Downers Grove      IL   60515
             362 North LaGrange Road              Frankfort          IL   60423
             67 East North Avenue                 Glendale Heights   IL   60139

             4832 North Harlem Avenue             Harwood Heights    IL   60656
             1045 South LaGrange Road             LaGrange           IL   60525
             744 South Rand Road                  Lake Zurich        IL   60047
             620 East North Avenue                Lombard            IL   60148
             1032 East Ogden Avenue               Naperville         IL   60563
             8357 West Golf Road                  Niles              IL   60714
             2312 South Harlem                    North Riverside    IL   60546
             21100 South Western Avenue           Olympia Fields     IL   60461
             1025 East Golf Road                  Schaumburg         IL   60173
             615 South Randall Road               St. Charles        IL   60174
             16651 South Harlem Avenue            Tinley Park        IL   60477
             116 Old McHenry Road                 Wheeling           IL   60090

                                  ATTACHMENT B

1. Cellular One's New Look Program for Authorized Sales and Service Centers is a program designed to enhance and standardize the appearance of sales locations at which Cellular One's services are offered for sale. The basic requirements of the Program are standardized components, designed to Cellular One's specifications, to be placed in sales locations. The required standardized components are as follows

*     Display Easels for Phones, Pagers, and Accessories
*     Red Stained Maple Pedestal
*     Natural Maple Pedestal
*     Cellular One Screen
*     Red Stained Maple Ceiling Disc
*     Sales Desk with Pledge
*     "Why Cellular One" Panel
*     Window Lightbox

2. Each Sales and Service Center is responsible for the expenses associated with complying with the New Look Program.